SCHRECK BRIGNONE
ATTORNEYS AT LAW

300 South Fourth Street
Suite 1200
Las Vegas, Nevada 89101
(702) 382-2101 ● Fax (702) 382-8135
www.schrecklaw.com

October 18, 2006

United Fuel and Energy Corporation
405 N. Marienfeld, Suite 300
Midland, Texas 79701

Ladies and Gentlemen:

We have acted as special Nevada counsel to United Fuel & Energy Corporation, a Nevada corporation (the “Company”), in connection with the filing of Amendment No. 2 on Form S-1 to its Registration Statement on Form S-3 (File Number 333-135325) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), covering the registration for resale of 18,297,127 shares of the Company’s common stock, par value $.001 per share (“Common Stock”) consisting of: (i) 1,127,122 shares of Common Stock which were issued to investors pursuant to an Agreement and Plan of Merger, dated as of August 6, 2004 (the “Merger Agreement”), by and among the Company (then known as Brands Shopping Network, Inc.), a subsidiary of the Company called Brands United Merger Sub, Inc., a Texas corporation, and United Fuel & Energy Corporation, a Texas corporation (“UFE-Texas”) which shares were exchanged for shares of UFE-Texas purchased prior to the merger contemplated by the Merger Agreement (the “Merger Shares”); (ii) 833,333 shares of Common Stock issued in a private placement of units of Common Stock and warrants pursuant to various securities purchase agreements in June 2005 (the “June 2005 Investor Shares”); (iii) 200,000 shares of Common Stock issued in a private placement of units of Common Stock and warrants pursuant to various securities purchase agreements in October 2005 (the “October 2005 Investor Shares”); (iv) 1,333,333 shares of Common Stock issued pursuant to subscription agreements, dated March 9, 2006 and March 29, 2006 (the “March 2006 Subscription Shares”); (v) 2,000,000 shares of Common Stock purchased by certain stockholders in private transactions from an affiliated stockholder, Thomas E. Kelly, in June 2006 (the “Private Shares”); (vi) 114,267 shares of Common Stock purchased by Newport Capital Holdings, Inc. in a private transaction from Thomas E. Kelly on April 27, 2005 (the “Newport Shares”); (vii) 250,000 shares of Common Stock purchased by Charles McArthur in a private transaction from Thomas E. Kelly on January 12, 2006, and 225,733 shares of Common Stock purchased on September 2, 2005, by a limited liability company of which Charles McArthur is a member, from Newport Capital Holdings, Inc., which entity originally acquired the shares from Thomas E. Kelly on April 27, 2005 (the “McArthur Shares”); (viii) 100,000 shares of Common Stock transferred to James E. Meeks, M.D. in a private transaction from Newport Capital Holdings, Inc. on September 6, 2005, which entity originally acquired the shares from Thomas E. Kelly on April 27, 2005 (the “Meeks Shares”); (ix) 60,000 shares of Common Stock transferred to Barry Seidman in a private transaction from Newport Capital Holdings, Inc. September 6, 2005, which entity originally acquired the shares from Thomas E. Kelly on April 27, 2005 (the “Seidman Shares”); (x) 833,333 shares of Common Stock issuable upon exercise of outstanding warrants issued to investors in the private placement of June 2005 (the “June 2005 Investor Warrant Shares”); (xi) 200,000 shares of Common Stock issuable upon exercise of outstanding warrants issued to investors in the private placement of October 2005 (the “October 2005 Investor Warrant Shares; (xii) 8,533,339 shares of Common Stock issuable upon the conversion of the Company’s Series A Preferred Stock (the “Preferred Stock”) issued in private placements on March 31, 2006 and April 25, 2006 (the “Conversion Shares”), (xiii) 700,000 shares of Common Stock issuable as dividends on the Preferred Stock (the “Dividend Shares”), (xiv) 550,000 shares of Common Stock underlying warrants issued to three financial advisors of UFE-Texas relating to services provided prior to the merger (the “Texas Financial Advisor Warrant Shares”); (xv) 693,333 shares of Common Stock underlying warrants issued in conjunction with the private placements in June 2005 and October 2005 and in connection with other transactions in July 2005 and November 2005 to three financial advisors of the Company (the “Various Financial Advisor Warrant Shares”); and (xvi) 543,334 shares of Common Stock underlying warrants issued in conjunction with the offering of the Preferred Stock in March and April 2006 and the March 9, 2006 and March 29, 2006 issuances of Common Stock (the “2006 Warrant Shares”), all as set forth in the Registration Statement. For purposes of this opinion, (a) the Merger Shares, the June 2005 Investor Shares, the October 2005 Investor Shares, the March 2006 Subscription Shares, the Private Shares, the Newport Shares, the McArthur Shares, the Meeks Shares and the Seidman Shares are hereinafter referred to collectively as the “Issued Shares”; (b) the Conversion Shares and the Dividend Shares are hereinafter referred to collectively as the “Shares Underlying Preferred Stock”; and (c) the June 2005 Investor Warrant Shares, the October 2005 Investor Warrant Shares, the Texas Financial Advisor Warrant Shares, the Various Financial Advisor Warrant Shares and the 2006 Warrant Shares are hereinafter referred to collectively as the “Warrant Shares”. The Issued Shares, the Shares Underlying Preferred Stock and the Warrant Shares are hereinafter referred to collectively as the “Shares.”

United Fuel & Energy Corporation
October 18, 2006

In our capacity as such counsel, except as qualified herein, we have reviewed certain proceedings taken in connection with the authorization and issuance of the Shares, the shares of Preferred Stock and the warrants relating to the Warrant Shares (collectively, the “Warrants”). For purposes of this opinion, we have assumed (i) that such proceedings have been or will be timely completed in the manner proposed, (ii) that the Shares and the shares of the Preferred Stock issued to date have been issued by the Company, the Warrants issued to date have been issued by or are valid obligations of the Company, and such shares and warrants are being registered herewith in accordance with all relevant purchase agreements, subscription agreements, merger agreements, warrants, registration rights agreements and other applicable operative documents (collectively, “Operative Documents”), (iii) that the Shares issuable in the future will be issued in accordance with all relevant Operative Documents, and (iv) that the terms of all such issuances have been or will be otherwise in compliance with applicable law.

In rendering the opinions hereinafter expressed, we have examined the Registration Statement, the Company’s Articles of Incorporation, as amended to date, the Company’s current Bylaws, and such other documents, records, resolutions, certificates, memoranda and other instruments, including, without limitation, the Operative Documents, as we have been provided by the Company. We have obtained from officers, directors and agents of the Company and from public officials, and have relied upon (and assumed all statements with respect thereto are true, accurate and correct), certain certificates, representations and assurances as we have been able to obtain from the Company including, without limitation, the certificate of an officer and a director of the Company with respect to certain factual matters (the “Back-up Certificate”).

Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) the Company is duly organized and validly existing under Nevada law, (ii) each document we examined has been duly and validly executed and delivered by each party thereto to the extent due execution and delivery are a prerequisite to the effectiveness thereof, (iii) the board of directors of the Company that authorized each issuance of Shares, or shares of Preferred Stock, or Warrants, or that authorized the execution and delivery of any Operative Documents, was duly and properly elected and duly constituted at the time it took such action or any other action relevant to this opinion, (iv) at no time since the Company’s formation have more shares of its capital stock been issued and outstanding than were authorized under its Articles of Incorporation, (v) all shares of capital stock and warrants of UFE-Texas that were issued and exchanged pursuant to the Merger Agreement for shares and warrants of the Company (including, without limitation, 2,750,000 shares of Common Stock issued to Thomas E. Kelly which comprise the Private Shares, the Newport Shares, the McArthur Shares, the Meeks Shares and the Seidman Shares, and the Texas Financial Advisor Warrants) were validly issued by UFE-Texas and validly exchanged by the Company, and the Texas Financial Advisor Warrants were validly issued by the Company, (vi) the obligations of each party to any such document we examined are its valid and binding obligations, enforceable in accordance with its terms, (vii) each natural person executing a document has sufficient legal capacity to do so and to enter into and perform the transactions contemplated thereby, (viii) the statements of fact and all representations and warranties set forth in all documents we examined are true and correct as to factual matters, (ix) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document, (x) there are no oral or written modification of or amendments to the documents we examined and there has been no waiver of the provisions thereof by action or conduct of the parties or otherwise, and (xi) all corporate records made available to us by the Company and all public records reviewed are accurate and complete, except as qualified herein or otherwise noted in the Back-up Certificate.

United Fuel & Energy Corporation
October 18, 2006

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Nevada as in effect as of the date hereof and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, any other laws, including any federal securities law, or any state securities or “blue sky” laws or regulations.

On the basis of the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.      The Shares have been duly authorized for issuance by the Company.

2.  The Issued Shares are validly issued, fully paid and non-assessable.

3.  When and to the extent issued in accordance with the Certificate of Designation creating the Preferred Stock, and as described in and contemplated by the Registration Statement, the Shares Underlying Preferred Stock will be validly issued, fully paid and non-assessable.

4.  When and to the extent issued and sold in accordance with the terms of the applicable Warrants, and as described in and contemplated by the Registration Statement (after due and proper exercise thereof by the selling stockholders together with payment in full to the Company of all exercise prices and any other consideration therefor), the Warrant Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon the applicable Nevada law in effect and the facts in existence as of the date of this letter. We assume no obligation, and we advise you that we shall make no effort, to update the opinions set forth herein, to conduct any inquiry into the continued accuracy of such opinions, or to apprise you of any facts, matters, transactions, events or occurrences taking place, and of which we may acquire knowledge, after the date of this letter, or of any change in any such applicable law or facts occurring after the date of this letter, which may affect the opinions set forth herein. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

United Fuel & Energy Corporation
October 18, 2006

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters”. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ SCHRECK BRIGNONE SCHRECK BRIGNONE